Exhibit 10.56

FERGUSON ENTERPRISES INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Ferguson Enterprises Inc. 2023 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), Ferguson Enterprises Inc., a Delaware corporation (and its successors by operation of law) (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A, the restrictive covenants attached hereto as Exhibit B (the “Restrictive Covenants”) (Exhibits A and B collectively, the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units, granted pursuant to Article VII of the Plan, which vest subject to time-vesting conditions as set forth below.
Participant:
Date of Grant:
Vesting Dates:
Total Number of Restricted Stock Units:
Vesting Schedule:
Subject to Sections 3 and 6 of Exhibit A of the Agreement, the Plan and the other terms and conditions set forth herein, one third (33.33%) of the RSUs shall vest on each of the first, second, and third anniversary of the Date of Grant (each, a “Vesting Date”), so long as you remain continuously employed by the Company Group from the Date of Grant through the applicable Vesting Dates.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) counterparts and by electronic delivery via the Company or its agent), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement to the contrary, if you have not executed and delivered to the Company this Grant Notice within 90 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

FERGUSON ENTERPRISES INC.

By:
Title:

PARTICIPANT

Name:

Signature Page to
Restricted Stock Unit Grant Notice – Executive Officers

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (collectively with Exhibit B and the Grant Notice to which this Agreement is attached, this “Award Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Ferguson Enterprises Inc., a Delaware corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of mutual covenants set forth in this Award Agreement, the Participant’s continued employment with, or service to, the Company Group (defined herein) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in this Award Agreement and the Plan, which is incorporated herein by reference as a part of this Award Agreement. In the event of any inconsistency between the Plan and this Award Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Award Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs. Except as otherwise set forth in Sections 3 or 6 of this Exhibit A, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice, subject to the Participant’s continued employment through the Vesting Date with the Company or any Affiliate (individually and collectively, the “Company Group”).
3.Termination and Forfeiture of RSUs.
(a)Upon the Participant’s Termination of Service with the Company Group prior to the Vesting Date, the RSUs (and all rights arising from the RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding the foregoing,
(i)upon the Participant’s Termination of Service due to a Non-CIC Qualifying Termination (as defined below) in each case, prior to the applicable Vesting Date, a prorated portion of the unvested portion of the RSUs shall vest as of the date of such Termination of Service and be settled pursuant to Section 5 hereof, with such prorated portion determined by multiplying the number of RSUs that would have vested on the next applicable Vesting Date immediately following the Termination of Service had no such termination occurred (i.e., one-third of the total number of RSUs granted hereunder, as set forth in the Grant Notice) by a fraction, (A) the numerator of which equals the number of calendar days that the Participant was employed by the Company Group since the most recent Vesting Date (or, if no Vesting Date has occurred, since the Grant Date) and (B) the denominator of which equals 365. Any and all RSUs that remain unvested as of the Participant’s Termination of Service after giving effect to the foregoing (and all rights arising from this such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company;
(ii)upon the Participant’s Termination of Service due to Retirement (as defined below) prior to the applicable Vesting Dates, one-hundred percent (100%) of the unvested RSUs shall vest as of the date of such applicable Vesting Dates and be settled pursuant to Section 5 hereof;
(iii)upon the Participant’s Termination of Service due to death or Disability prior to the applicable Vesting Date, one-hundred percent (100%) of the unvested RSUs shall vest as of the date of such Termination of Service and be settled pursuant to Section 5 hereof; or
(iv) upon (i) a Change in Control that occurs prior to the applicable Vesting Date in which the acquiring entity does not agree to assume or fully replace any RSUs that remain unvested as of immediately prior to the effective date of such Change in Control with an equivalent or better share award, or (ii) a CIC Qualifying Termination (as defined below), in each case, that occurs prior to the applicable Vesting Date the RSUs shall be subject to vesting and forfeiture in accordance with the Change in Control Policy.
(c)“Non-CIC Qualifying Termination” means the Participant’s Termination of Service by the Company Group without Cause (for the avoidance of doubt, not including the Participant’s death or Disability) or by the Participant with Good Reason, in each case, that is not covered by the Change in Control Policy as in effect as of the date of such termination.
(d) “CIC Qualifying Termination” means the Participant’s Termination of Service by the Company Group without Cause (for the avoidance of doubt, not including the Participant’s death or Disability) or by the Participant with Good Reason, in each case, that is covered by the Change in Control Policy as in effect as of the date of such termination.
(e)“Retirement” means a Termination of Service due to the Participant’s resignation so long as, at the time of such Termination of Service, (i) the sum of (x) the Participant’s age and (y) the number of the Participant’s years of service with the Company Group is at least 65, provided that the Participant has reached a minimum age of 55, (ii) no event has occurred that would be grounds for the Participant’s Termination of Service by the Company Group for Cause, (iii) the Participant has provided the Company with written notice of such intent to retire at least six (6) months prior to the termination date and satisfactorily completed the duties of the Participant’s position up to the termination date, including any transition services reasonably requested by the Company Group, and (iv) the Participant timely executes (and does not revoke in any time provided to do so) a release of claims in favor of the Company Group and a forfeiture-for-competition restriction, where permitted by applicable law, in a form reasonably acceptable to the Company. A then-current form of such written notice and release/restrictive agreement is available on Pipeline, which may be updated without notice by the Company from time to time.
4.Dividend Equivalent Rights. If the Company pays a cash dividend in respect of its outstanding Common Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Award Agreement that have not vested and been settled in accordance with Section 5, the Company shall credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of shares of Common Stock related to the portion of the RSUs that have not been settled or forfeited as of such record date and such amount shall be paid in Shares and only to the extent that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to stockholders of the Company. Share or property dividends on Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that such share or property dividends shall be paid in (i) shares of Common Stock, (ii) in the case of a spin-off, shares of the entity that is spun-off from the Company, or (iii) other property, as applicable and in each case, at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Such account is intended to constitute an “unfunded” account, and neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed as to create a trust of any kind. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.
5.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2 or Section 3 of this Exhibit A, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award that have vested. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Award Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.Restrictive Covenants.
(a)The Participant acknowledges and agrees that the grant of this Award further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Award Agreement, and in consideration of the mutual covenants set forth herein, the Participant agrees to abide by the Restrictive Covenants set forth in Exhibit B. The Participant acknowledges and agrees that the Restrictive Covenants are reasonable in scope, duration, and geography and enforceable in all respects, as they protect the Company Group’s legitimate business interests. By accepting this Award, the Participant agrees to be bound, and promises to abide, by the Restrictive Covenants set forth in Exhibit B and expressly acknowledges and affirms that this Award would not be granted to the Participant if the Participant had not agreed to be bound by such provisions.
(b)Notwithstanding any provision in this Award Agreement or the Plan to the contrary, in the event the President & Chief Executive Officer of the Company, or the Committee if the Participant is subject to Section 16(b) of the Exchange Act, determines that the Participant has engaged in conduct reasonably demonstrating an intent to violate, or has failed to abide by any of the restrictive covenants set forth in Exhibit B or other provisions of this Award Agreement or provisions of any other confidentiality, non-disclosure, non-solicitation, non-disparagement, property ownership, third-party information, or other restrictive covenant(s) in any other agreement by and between the Company Group and the Participant, then all RSUs that have not been settled as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company and the Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any Shares previously received by the Participant pursuant to this RSU as of the date of receipt of such Shares.
7.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date prior to withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company Group, or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.Employment Relationship. For purposes of this Award Agreement, the Participant shall be considered to be employed by the Company Group as long as the Participant remains an employee of any member of the Company Group or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.
9.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
10.Compliance with Applicable Securities Laws. Notwithstanding any provision of this Award Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of any applicable law or regulation with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
11.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a benefits or brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Award Agreement. Except as otherwise provided herein, after the Participant has become the holder of record, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
12.Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Award Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
13.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to this Award Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company Group or any other entity, or affect in any way the right of the Company Group or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company Group or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company Group or other entity for any reason whatsoever, with or without Cause, Good Reason or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The Award is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of restricted stock units or other Awards or any payment or benefits in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
14.Confidentiality. Both during the Participant’s employment or engagement (in any capacity) with the Company Group and thereafter, the Participant agrees to maintain in strictest confidence all proprietary data and other confidential or non-public information (whether concerning the Company Group, its suppliers, or any of its customers or proposed customers) obtained or developed by the Participant during the Participant’s employment with the Company Group. Such information and data shall include but not be limited to all information belonging to the Company Group and not generally known to the public, in spoken, printed, electronic, or any other form or medium, which was obtained from the company, or which was learned, discovered, developed, conceived, originated, or prepared by an associate in the scope and course of employment, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, associate lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, buyer lists, and any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company Group in confidence (“Confidential Information”). All such Confidential Information is and shall remain the exclusive property of the Company Group (or, in certain circumstances, its customer or vendor) and shall be used solely for the benefit of the Company Group. Any such information and data in the Participant’s possession after the Participant’s Termination of Service (for any reason) shall be promptly returned to the Company Group. The Participant’s obligations under this Section 14 shall survive the Participant’s Termination of Service (for any reason). The foregoing will not apply to information that (a) was known to the public prior to its disclosure to the Participant; (b) becomes generally known to the public subsequent to disclosure to the Participant through no wrongful act of the Participant or any representative of the Participant; or (c) the Participant is required to disclose (x) within the scope and performance of the Participant’s authorized employment duties to the Company Group or (y) by applicable law, regulation or legal process (provided that the Participant provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at the Participant’s expense in seeking a protective order or other appropriate protection of such information).
15.Remedy for Breach. The parties recognize that the services rendered by the Participant to the Company Group are special, unique, and of an extraordinary character, and that in the event of a breach of this Award Agreement by the Participant, then the Company Group shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction in equity, to enforce or have specifically performed any terms, conditions, obligations and requirements set forth in this Award Agreement, and/or to enjoin the Participant from continuing those actions which are in breach of this Award Agreement, or to take any or all of the foregoing actions. Without limitation of the foregoing, in the event of a breach by the Participant of this Award Agreement, the Participant shall forfeit any and all rights to the RSUs subject to the terms of this Award Agreement. Nothing herein contained shall be construed to prevent the pursuit of any other remedy, judicial or otherwise, in case of any breach of this Award Agreement, specifically including, but not limited to, the pursuit of injunctive relief in a court of competent jurisdiction.
16.Intellectual Property. The parties expect that the Participant will, in the performance of the Participant’s duties, develop intellectual property related to the business of the Company Group. The Participant hereby assigns to the Company any and all right, title and interest in and to such intellectual property, including any and all ideas, inventions, discoveries, trademarks, trade names, copyrights, patents and all other confidential, proprietary, or valuable information and data of any kind, developed by the Participant in the course of performing the Participant’s duties, or developed using Company property or resources (“Intellectual Property”). To the maximum extent permitted by law, all Intellectual Property shall be deemed “works made for hire” under the United States Copyright Act and the Company is deemed to sole author of any

Intellectual Property. To the extent any Intellectual Property is determined not to constitute “works made for hire,” the Participant hereby assigns and transfers to the Company (or the applicable member of the Company Group that is the employing entity at such time) all right, title, and interest in the Intellectual Property. The Participant shall cooperate with the Company Group in taking any steps deemed necessary by the Company Group to protect, preserve, defend or enforce the Intellectual Property, such as filing patent applications. The Participant will execute on request of the Company Group or any of its or their attorneys any and all documents necessary to record the assignment of Intellectual Property to the Company, or to protect, preserve, defend or enforce it. The Participant will disclose any Intellectual Property to the Company Group promptly upon its development. The Participant agrees not to improperly use the intellectual property of any third party knowingly in the performance of the Participant’s duties. Pursuant to the federal Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to the Participant’s attorney in relation to a lawsuit for retaliation against the Participant for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
17.Permitted Disclosures/Savings Clause. So long as the communications or disclosures do not exceed what is required by law, regulation or court order, nothing in this Award Agreement will prohibit or restrict the Participant from lawfully (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (b) responding to any inquiry or legal process from any such Governmental Authorities; (c) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law, rule or regulation; or (e) seeking or receiving any monetary damages, awards or other relief in connection with protected whistleblower activity. Nothing in this Award Agreement requires the Participant to obtain prior authorization from any member of the Company Group, or any other person or entity before engaging in any conduct described in this paragraph, or to notify any member of the Company Group that the Participant has engaged in any such conduct. Nothing in this Award Agreement prevents the Participant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful. Nothing in this Award Agreement shall interfere with or impede the Participant’s rights under Section 7 of the National Labor Relations Act, including the right to engage in concerted activity (if applicable). Nothing in this Award Agreement, in any way, otherwise restricts or impedes the Participant from exercising their protected rights under any applicable law, rule, or regulation or state bar Rules of Professional Conduct.
18.Notices. All notices and other communications under this Award Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Ferguson Enterprises Inc.
Attn: Office of the Chief Legal Officer

751 Lakefront Commons
Newport News, VA 23606

If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
19.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company or its agent’s electronic mail system or by reference to a location on a Company or its agent’s intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
20.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
21.Entire Award Agreement; Amendment. This Award Agreement, which includes, for the avoidance of doubt, the Grant Notice and Exhibit B attached hereto, together with the Plan, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that (a) the terms of this Award Agreement shall not modify and shall be subject to the terms and conditions of the Change in Control Policy, Recoupment Policies (as defined below), any employment, consulting and/or severance agreement between the Company Group or other entity and the Participant in effect as of the date a determination is to be made under this Award Agreement; and (b) the terms of Exhibit B are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company Group and the Participant with respect to non-disclosure, non-solicitation, non-disparagement and other restrictive covenants. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Award Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Award Agreement, any such amendment that materially and adversely reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

22.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Award Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
23.Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company recoupment policy or any other agreement or arrangement with the Participant, including, without limitation, the Company’s Executive Compensation Clawback Policy (including Appendices A and B thereof) effective August 1, 2024, as amended from time to time, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law (any such rights and obligations covered by (a) and (b), the “Recoupment Policies”).
24.Governing Law. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. IF THE PARTIES SHOULD HAVE A DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARTIES’ RESPECTIVE RIGHTS AND DUTIES HEREUNDER, ANY SUCH DISPUTE MUST BE INITIALLY ADJUDICATED BY THE DELAWARE COURT OF CHANCERY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THESE COURTS, AND HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY’S SUCCESSOR’S AND ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MUST BE HEARD AND DETERMINED IN SUCH COURTS AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OR THAT SUCH COURTS ARE AN INCONVENIENT FORUM.
25.Successors and Assigns. The Company may assign any of its rights under this Award Agreement without the Participant’s consent. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
26.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Award Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Award Agreement, shall refer to this Award Agreement as a whole, (as defined above to include the Grant Notice and Exhibit B attached hereto) and not to any particular provision of this Award Agreement. All references herein to Sections, the Grant Notice, Exhibits A and B shall, unless the context requires a different construction, be deemed to be references to the Sections, Grant Notice, Exhibits A and B of this Award Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Award Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Award Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Award Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
27.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to an electronic mail system by the Company or its agent, or on a location on a Company or its agent’s intranet to which the Participant has access, shall be effective as delivery of a manually executed counterpart of the Grant Notice.
28.Section 409A. The Plan, this Award Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Award Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of “nonqualified deferred compensation” ( within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Award Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Award Agreement) upon expiration of such delay period. Notwithstanding the foregoing, the Company Group makes no representations that the RSUs provided under this Award Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
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Exhibit B
RESTRICTIVE COVENANTS

B-1